Exhibit 10.ii.a

SUPPLY AGREEMENT

FEED GRADE PHOSPHATES

INDIA

DATE:

SELLER:	MOSAIC CROP NUTRITION, LLC, d.b.a.
MOSAIC FEED INGREDIENTS
8813 HWY 41 SOUTH
RIVERVIEW, FL 33578

BUYER:	CARGILL INDIA

PRODUCT:	FEED GRADE PHOSPHATES

SPECIFICATIONS:	TYPICAL MOSAIC SPECIFICATIONS

MARKET:	INDIA

PERIOD:	1 JUNE 2008 THROUGH 31 MAY 2009

PRICING:	TO BE NEGOTIATED AT TIME OF PURCHASE

QUANTITY:	APPROXIMATELY 1500 METRIC TONS – NO MINIMUM PURCHASE REQUIRED

DELIVERY:	TO BE NEGOTIATED AT TIME OF PURCHASE

PAYMENT:	30 DAYS

TERMS:	MOSAIC TERMS AND CONDITIONS TO APPLY.

MOSAIC CROP NUTRITION, LLC	CARGILL INDIA

By:	By:
Name:	Name:
Its:	Its: